EXHIBIT 99.1

AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13G (including additional amendments thereto) relating to the Ordinary Shares of Immunocore Holdings plc is being filed with the Securities and Exchange Commission on behalf of each of them.

February 16, 2021

BAKER BROS. ADVISORS LP

By: Baker Bros. Advisors (GP) LLC, its general partner

By:	/s/ Scott L. Lessing
	Name:	Scott L. Lessing
	Title:	President

BAKER BROS. ADVISORS (GP) LLC

By:	/s/ Scott L. Lessing
	Name:	Scott L. Lessing
	Title:	President

/s/ Julian C. Baker
Julian C. Baker

/s/ Felix J. Baker
Felix J. Baker